Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (No 333-91458) on Form S-8 of our report dated June 25, 2010, appearing in the Annual Report on Form 11-K of CoBiz Employees 401(k) Plan for the year ended December 31, 2009.

/s/ Clifton Gunderson LLP

Denver, Colorado

June 29, 2011